DELAWARE VIP(r) TRUST

FORM N-SAR
EXHIBIT LIST

Period Ended December 31, 2009

SUB-ITEM 77D:  Policies with respect to security investments
Policies with respect to security investments incorporated by reference to a 497(e) filing with the U.S.
Securities and Exchange Commission filed on December 10, 2009 (SEC Accession No. 0001450789-09-
000301).

Item 77Q1:  Exhibits.
Certificate of Amendment to Agreement and Declaration of Trust of Delaware VIP Trust dated August 18,
2009 attached as an exhibit.